Exhibit 99.1

Pall Corp. Signs Agreement to Acquire ATMI’s LifeSciences Business

PORT WASHINGTON, N.Y., December 23, 2013 - Pall Corporation (NYSE:PLL), a global leader in filtration, separation and purification, today announced it has entered into a definitive agreement with ATMI, Inc. (NASDAQ-GS:ATMI) to acquire the ATMI LifeSciences business for $185 million. ATMI LifeSciences is a technology leader in the field of single-use bioprocess systems and consumables for the pharmaceutical and biopharmaceutical industries.

The transaction, which is expected to close in Pall’s fiscal third quarter, is subject to certain closing conditions, regulatory approvals and labor-related notifications.

“This acquisition immediately strengthens our offering and broadens our already extensive portfolio of advanced solutions for biopharmaceutical customers,” said Larry Kingsley, Pall Chairman and CEO.

Doug Neugold, ATMI’s Chief Executive Officer, said, “We are very happy to have Pall as the new owner of this business, and believe the fit and their capabilities will accelerate its growth and provide great support to our customers.”

For the balance of fiscal 2014, Pall expects the acquisition to add $20 – $30 million in revenue, be $.05 – $.08 dilutive to EPS on a GAAP basis and almost breakeven on a cash EPS basis.  Pall reaffirms its total overall fiscal 2014 guidance for pro forma EPS to be $3.30 - $3.50.

About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.

About ATMI
ATMI, Inc. is a global provider of specialty semiconductor materials, and safe, high-purity materials handling and delivery solutions designed to increase process efficiencies for the microelectronics, life sciences, and other industries. For more information, please visit http://www.atmi.com.

About ATMI LifeSciences
ATMI LifeSciences is an acknowledged technology leader in the field of single-use bioprocess systems and consumables for the pharmaceutical and biopharmaceutical industries. Its innovative, market-leading portfolio of custom-engineered, flexible packaging solutions, single-use storage systems, mixers and bioreactors is driving bioprocess efficiency and delivering value for biopharmaceutical companies around the world. For more information, please visit http://www.atmi-lifesciences.com.

Forward-Looking Statements
The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A “Risk Factors” in the 2013 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of disruptions in the supply of raw materials and key components from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations may expose the Company to liability or impair its ability to compete in international markets; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; the impact of a significant disruption in, or breach in security of, the Company’s information technology systems, or the failure to implement, manage or integrate new systems, software or technologies successfully; the Company’s ability to successfully complete or integrate acquisitions; the Company’s ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative, regulatory and political developments; the Company’s ability to comply with a broad array of regulatory requirements; the loss of one or more members of the Company’s senior management team and its ability to recruit and retain qualified management personnel; changes in the demand for the Company’s products and the maintenance of business relationships with key customers; changes in product mix and product pricing, particularly with respect to systems products and associated hardware and devices for the Company’s consumable filtration products; product defects and unanticipated use or inadequate disclosure with respect to the Company’s products; the Company’s ability to deliver its backlog on time; increases in manufacturing and operating costs and/or the Company’s ability to achieve the savings anticipated from its structural cost improvement initiatives; the impact of environmental, health and safety laws and regulations and violations; the Company’s ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in the Company’s effective tax rate; the Company’s ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in the Company’s debt facilities. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

Contacts:

Investor Relations
R. Brent Jones
Pall Corporation
Vice President, Finance & Treasurer
Telephone: 516-801-9871
Email: investor_relations@pall.com

Public Relations
Doug Novarro
Pall Corporation
Corporate Director Public Relations
Telephone: 516-801-9944
Email: doug_novarro@pall.com
Follow us on Twitter @pallcorporation